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                                                                     Exhibit 4.4

                               December 30, 1999

R. G. Barry Corporation
13405 Yarmouth Rd., N.W.
Pickerington, Ohio 43147

Mailing Address:
P. O. Box 129
Columbus, Ohio 43216

          Re: Response to Request for Consent Regarding Revolving Loan Agreement

Ladies/Gentlemen:

     The undersigned banks (the "Banks") are lenders under a Revolving Credit Agreement entered into with you as borrower (the "Borrower") dated as of February 28, 1996 (the "Agreement"). You have requested that the Banks consent to the existence of a violation of Section 9.5 of the Agreement for the fiscal period ending January 1, 2000.

     The Banks hereby agree that the failure of the Borrower to satisfy the requirements of Section 9.5 of the Agreement for the fiscal period ending January 1, 2000, will not constitute an Event of Default as defined in the Agreement, provided that each of the following conditions is satisfied by the
Borrower:

     1. The Borrower executes and delivers a copy of this letter to each of the Banks on or before January 1, 2000; and

     2. There exists as of January 1, 2000, no Event of Default, nor any event, condition or failure that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, other than a failure by the Borrower to satisfy the requirements of Section 9.5 as of January 1, 2000, and there exists no Event of Default thereafter; and

     3. The Borrower pays to each of the Banks, their pro rata share of a consent fee in a total amount equal to one-quarter of one percent of the aggregate amount of the Commitments, as defined in the Agreement, with 50% of the consent fee payable prior to January 1, 2000 and the remainder due upon the consummation of an amendment during the first quarter; and

     4. The Borrower pays the reasonable fees and expenses of the Banks' counsel relating to the review and granting of the consent described in this letter.

This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to the Agreement may execute this letter agreement by signing any such counterpart.
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R. G. Barry Corporation
December 30, 1999
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                                   THE BANK OF NEW YORK
                                   /s/ William Barnum
                                   ------------------
                                   By: William Barnum
                                       --------------
                                   Its: Vice President
                                       ---------------
                                   One Wall Street -- 8th Floor
                                   New York, New York 10286


                                   THE HUNTINGTON NATIONAL BANK
                                   /s/ R. H. Friend
                                   ----------------
                                   By: R. H. Friend
                                      -------------
                                   Its: Vice President
                                        --------------
                                   41 South High Street -- HC0810
                                   Columbus, Ohio 43287


                                   BANK ONE, Michigan
                                   /s/ Thomas E. Redmond
                                   ---------------------
                                   By: Thomas E. Redmond
                                      ------------------
                                   Its: Managing Director
                                       ------------------
                                   P. O. Box 710170 -- OH1-0170
                                   Columbus, Ohio 43217-0170

Acknowledged and Agreed:
                                   R. G. BARRY CORPORATION
                                   /s/ Michael Krasnoff
                                   --------------------
                                   By: Michael Krasnoff
                                      ------------------
                                   Its: Vice President - Assistant Treasurer
                                        ------------------------------------
                                   Date: December 30, 1999
                                         -----------------